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                         ASSIGNMENT AND ASSUMPTION AGREEMENT
                                 (Selling Agreements)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement"), dated as of February 27, 1998, is made by and between The Advisors' Inner Circle Fund (the "Transferor"), on behalf of its White Oak Growth Stock and Pin Oak Aggressive Stock Funds (the "AIC Funds"), and Oak Associates Trust (the "Transferee"), on behalf of its White Oak Growth Stock and Pin Oak Aggressive Stock Portfolios (the "Portfolios"), with reference to the following Recitals.

     a. Transferor is an open-end management investment company, which currently consists of, among others, the AIC Funds;

     a. Transferee is an open-end management investment company, which currently consists of the Portfolios;

     c. Transferor has entered into a number of agreements (the "Selling Agreements") relating to the sale of the AIC Funds' shares with certain third parties ("Third Parties"), and such Selling Agreements and Third Parties are listed on Annex I hereto;

     d. Transferor has delegated certain duties and responsibilities to the respective Third Parties with respect to the AIC Funds' pursuant to the corresponding Selling Agreements;

     e. Transferor has agreed to assign all of its rights and delegate all of its obligations (the "Assignment") under each Selling Agreement to Transferee on behalf of its White Oak Growth Stock Portfolio and Pin Oak Aggressive Stock Portfolio (the "Portfolios"), as of the date first set forth above; and

     f. Transferee has agreed, that at the time of the Assignment, to assume all rights and obligations of Transferor on behalf of the Portfolios under each said Selling Agreement.

     NOW THEREFORE, in consideration of the terms and conditions of this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     a. Transferor hereby grants, sells, conveys, transfers and delivers to Transferee, on behalf of the Portfolios, all of Transferor's right, title and interest in and to each Selling Agreement, on behalf of the AIC Funds;

     b. Transferee, on behalf of the Portfolios, hereby assumes and agrees to perform or to pay or discharge the obligations and liabilities of Transferor described in each

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          Selling Agreement and agrees to be liable to the Transferee for any default or breach of each Selling Agreement to the extent the default or breach occurs on or after the date of execution of this Agreement; and

     c. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties to this Agreement. This Agreement shall be governed and interpreted in accordance with the law of the State of Pennsylvania without reference to the conflicts of laws principles of such state.

     d. A copy of the Declaration of Trust of the Transferor is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Transferor on behalf of the Trustees of the Transferor, as Trustees and not individually, on further behalf of the Transferor, and that the obligations of this Agreement shall be binding upon the assets and properties of the Transferor only and shall not be binding upon the assets and properties of any other series of the Transferor or upon any of the Trustees, officers, employees, agents or shareholders of the Transferor or the Transferor individually.

     e. Nothwithstanding anything to the contrary contained herein, no portfolio of the Transferor shall be liable for the obligations of any other portfolio of the Transferor. Without limiting the generality of the foregoing, the parties hereto shall look only to the assets of the AIC Funds for payment of fees for services rendered to the AIC Funds.

     f. A copy of the Declaration of Trust of the Transferee is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed by an officer of the Transferee on behalf of the Trustees of the Transferee, as Trustees and not individually, on further behalf of the Transferee, and that the obligations of this Agreement shall be binding upon the assets and properties of the Transferee only and shall not be binding upon the assets and properties of any other series of the Transferee or upon any of the Trustees, officers, employees, agents or shareholders of the Transferee or the Transferee individually.

     g. Nothwithstanding anything to the contrary contained herein, no portfolio of the Transferee shall be liable for the obligations of any other portfolio of the Transferee. Without limiting the generality of the foregoing, the parties hereto shall look only to the assets of the Portfolios for payment of fees for services rendered to the Portfolios.

     This Agreement may be executed in counterparts, each of which shall be deemed an

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original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

Transferee:                             Transferor:
Oak Associates Funds,                   The Advisors' Inner Circle Fund,
on behalf of its White Oak Growth       on behalf of its White Oak Growth
Stock Portfolio and the Pin Oak         Stock Fund and the Pin Oak
Aggressive Stock Portfolio              Aggressive Stock Fund


By: /s/ Joseph M O'Donnell              By: Joseph M. O'Donnell
    ------------------------               ------------------------

Title: Vice President                   Title: Vice President
       ---------------------                   --------------------

Date: 2/27/98                           Date: 2/27/98
      ----------------------                  ---------------------

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                                       Annex I

                                  Selling Agreements

----------------------------------------
Name of Third Party
----------------------------------------
Charles Schwab OneSource
----------------------------------------
Fidelity Funds Network
----------------------------------------
Jach White No-Fee
----------------------------------------
DATAlynx Advisors
----------------------------------------
Bidwell & Company FundSource
----------------------------------------
Waterhouse Securities - NISC
----------------------------------------
PaineWebber - PACE
----------------------------------------
ABN Amro Chicago Corp.
----------------------------------------
Accutrade Inc.
----------------------------------------
Advance Clearing Corp.
----------------------------------------
Ameritrade Inc.
----------------------------------------
Amerivest Inc.
----------------------------------------
BA Investment Services Inc.
----------------------------------------
BancAmerica Robertson Stephens
----------------------------------------
Bear Sterns & Co., Inc.
----------------------------------------
Bidwell & Co.
----------------------------------------
Bornhoft Group Securities Corp.
----------------------------------------
Bradford (J.C.) & Co.
----------------------------------------
BT Alex Brown, Inc.
----------------------------------------
Datek Online
----------------------------------------
Emmit A. Larkin Co., Inc.
----------------------------------------
Ernst & Company
----------------------------------------
Evereen Securities, Inc.
----------------------------------------

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----------------------------------------
FBS Investment Services, Inc.
----------------------------------------
Ferris, Baker Watts, Inc.
----------------------------------------
Fidelity
----------------------------------------
Financial Network Investment Corp.
----------------------------------------
First Montuak Securities
----------------------------------------
Firserv Correspondent Services, Inc.
----------------------------------------
Freeman Wellwood & Co., Inc.
----------------------------------------
Gruntel & Co., L.L.C.
----------------------------------------
J.B. Oxford & Co.
----------------------------------------
Jack White & Co.
----------------------------------------
Kennedy, Cabot & Co.
----------------------------------------
KMS Financial Services, Inc.
----------------------------------------
Lewco Securities
----------------------------------------
Locust Street Securities, Inc.
----------------------------------------
McDonald & Co. Securities, Inc.
----------------------------------------
Mesirow Financial, Inc.
----------------------------------------
Montgomery Securities
----------------------------------------
National Financial Services Corporation
----------------------------------------
National Investors Services Corp.
----------------------------------------
National Securities Corp.
----------------------------------------
NBC Securities
----------------------------------------
Newbridge Securities, Inc.
----------------------------------------
Oppenheimer &  Co., Inc.
----------------------------------------
Paine Webber Inc.
----------------------------------------
Pension Financial Services, Inc.
----------------------------------------
Prime Capital Services, Inc.
----------------------------------------
Shepard & Vrbanac Securities, Inc.
----------------------------------------

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----------------------------------------
Southwest Securities, Inc.
----------------------------------------
Stern, Agee & Leach, Inc.
----------------------------------------
Swiss American Securities Inc.
----------------------------------------
U.S. Clearing Corp.
----------------------------------------
Vista Financial Services Group
----------------------------------------
Wall Street Discount Corp.
----------------------------------------
Wall Street Trading
----------------------------------------